                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 10, 1999, relating to the consolidated financial statements of Interwoven, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 10, 2000